UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

November 26, 2003
Date of Report

(Date of earliest event reported)

DECRANE AIRCRAFT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

000-22371

34-1645569

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2361 Rosecrans Avenue, Suite 180, El Segundo, CA 90245

(Address, including zip code, of principal executive offices)

(310) 725-9123

(Registrant’s telephone number, including area code)

Not Applicable

(Former address and telephone number of principal executive offices, if changed since last report)

Item 9.            Regulation FD Disclosure.

The Company has received commitments from financial institutions for a syndicated second-lien senior secured term loan in the principal amount of $80 million.  The syndication and closing of this term loan will be finalized upon the Company securing a proposed amendment to its existing first-lien senior credit facility and after all appropriate documentation is completed.  The new term loan will bear interest at 12% cash plus 3% additional pay-in-kind interest.  The amendment to the existing credit facility which the Company is in the process of finalizing will permit the new term loan, amend certain financial covenants and extend the scheduled repayment dates of the existing terms loans and the revolving credit commitments by approximately 12 to 18 months.

Cautionary Statement on Forward-Looking Information

This current report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned not to place undue reliance on these forward-looking statements, including statements about plans and objectives of management, potential acquisitions and financings and market growth and opportunity.  These forward-looking statements are neither promises nor guarantees and involve risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements.  For example, statements about our expectations in connection with industry trends and possible financings are subject to a variety of uncertainties and are subject to change as a result of changes in circumstances that are beyond our control.  You should not expect that these forward-looking statements will be updated or supplemented as a result of changing circumstances or otherwise, and we disavow and disclaim an obligation to do so.  Important cautionary statements and risk factors that would affect actual results are discussed in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission, including those under the caption entitled “Risk Factors” in the Company’s annual report on Form 10-K/A (Amendment No. 1) filed with the Securities and Exchange Commission on October 9, 2003.

The information furnished with this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DECRANE AIRCRAFT HOLDINGS, INC.
(Registrant)

Date: November 26, 2003	By:	/s/ RICHARD J. KAPLAN
		Name:	Richard J. Kaplan
		Title:	Senior Vice President, Chief Financial
Officer, Secretary and Treasurer

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